EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-111085) of Capital Environmental Resource Inc. of our report dated March 18, 2004 relating to the financial statements of the North Central Florida District (wholly-owned divisions of Allied Waste Industries, Inc.), which appears in the Current Report on Form 8-K of Capital Environmental Resource Inc. dated May 10, 2004.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
May 10, 2004